Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On May 14, 2025, the Company issued a press release stating that the parties to the previously disclosed SPA dated January 23, 2025, had ceased discussions to restructure the terms of the pre-funded asset sale of its Ryvyl EU subsidiary and it now expected the buyer to begin taking the final steps to close the pre-funded sale. As such, the sale of Ryvyl EU pursuant to the January 23, 2025 SPA is now considered probable.

The pending sale of Ryvyl EU represents a significant portion of the Company’s current business and substantially all of the business classified under the Company’s International reporting segment as described in the Notes to the unaudited condensed consolidated financial statements for the period ended March 31, 2025 and 2024, and the audited consolidated financial statements for the year ended December 31, 2024 and 2023. As the pending sale of Ryvyl EU represents a strategic shift that will have a significant effect on the Company’s operations and financial results, we have determined that the pending sale has met the criteria to be classified as a discontinued operation, in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations (“ASC 205-20”), as of the second quarter of 2025. Accordingly, the Company will begin accounting for Ryvyl EU as a discontinued operation beginning with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The Company’s estimates for discontinued operations as presented in the below pro forma condensed consolidated financial information are preliminary and actual results could differ materially from these estimates once the pending sale of Ryvyl EU closes, which is expected to occur in the second quarter or third quarter of 2025.

These unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the pending sale of Ryvyl EU on the financial position and results of operations of the Company. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements, adjusted to give effect to the pending disposition of Ryvyl EU as if it had occurred as of March 31, 2025, and during the interim period ended March 31, 2025 and year ended December 31, 2024.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the pending sale of Ryvyl EU occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the Company in periods following the pending Ryvyl EU sale may differ materially from this unaudited pro forma condensed financial information.

RYVYL INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands, except par value and share data)

	As of March 31, 2025
	Historical Ryvyl Inc. (As Reported)	Sale of Ryvyl EU (A)	Notes	Pro Forma Ryvyl Inc.

ASSETS
Current Assets:
Cash and cash equivalents	$2,980	$(2,809)		$171
Restricted cash	74,510	(70,058)		4,452
Accounts receivable, net of allowance for credit losses of $294 and $206, respectively	958	(0)		958
Cash due from gateways, net of allowance of $152 and $89, respectively	-	-		-
Prepaid and other current assets	1,387	(202)		1,185
Total current assets	79,835	(73,069)		6,766
Non-current Assets:
Property and equipment, net	131	(16)		115
Goodwill	19,637	(19,637)		-
Intangible assets, net	2,969	(566)		2,403
Operating lease right-of-use assets, net	3,140	(185)		2,955
Other assets	2,361	(1,976)		385
Total non-current assets	28,238	(22,380)		5,858
Total assets	$108,073	$(95,449)		$12,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,245	$(198)		$4,046
Accrued liabilities	7,467	(2,182)	(i)	5,285
Payment processing liabilities, net	76,089	(71,029)		5,060
Note payable	15,000	(15,000)	(i)	-
Current portion of operating lease liabilities	875	(157)		719
Other current liabilities	238	(91)		147
Total current liabilities	103,914	(88,657)		15,257
Long term debt, net of debt discount	4,594	-		4,594
Operating lease liabilities, less current portion	2,647	(84)		2,563
Total liabilities	111,155	(88,741)		22,414

Stockholders' Equity:
Preferred stock, Series B, par value $0.01, 5,000,000 shares authorized; 0 and 53,499 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	-	-		-
Common stock, par value $0.001, 100,000,000 shares authorized; 8,351,086 and 8,032,318 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	8	-		8
Additional paid-in capital	179,222	(13,499)		165,723
Accumulated other comprehensive (loss) income	(149)	(122)		(271)
Accumulated deficit	(182,163)	6,913		(175,250)
Total stockholders' equity	(3,082)	(6,708)	(ii)	(9,790)
Total liabilities and stockholders’ equity	$108,073	$(95,449)		$12,624

RYVYL INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31, 2025
	Historical Ryvyl Inc. (As Reported)	Discontinued Operations of Ryvyl EU (B)	Pro Forma Ryvyl Inc.

Revenue	$15,133	$(12,363)	$2,770
Cost of revenue	8,418	(7,018)	1,400
Gross profit	6,715	(5,345)	1,370

Operating expenses:
Advertising and marketing	33	(29)	3
Research and development	449	-	449
General and administrative	1,541	(404)	1,137
Payroll and payroll taxes	3,883	(1,260)	2,623
Professional fees	1,066	(48)	1,019
Stock compensation expense	55	-	55
Depreciation and amortization	133	(51)	82
Restructuring charges	403	-	403
Total operating expenses	7,563	(1,792)	5,771

Loss from operations	(848)	(3,553)	(4,401)

Other income (expense):
Interest expense	(1,229)	-	(1,229)
Accretion of debt discount	(128)	-	(128)
Other income (expense)	(68)	115	47
Total other income (expense), net	(1,425)	115	(1,310)

Loss before provision for income taxes	(2,273)	(3,438)	(5,711)
Income tax provision	483	(342)	141
Net loss	$(2,756)	$(3,096)	$(5,852)

Comprehensive income statement:
Net loss	(2,756)	(3,096)	(5,852)
Foreign currency translation gain/(loss)	1,102	-	1,102
Total comprehensive loss	$(1,654)	$(3,096)	$(4,750)

Net loss per share:
Basic and diluted	$(0.33)		$(0.71)
Weighted average number of common shares outstanding:
Basic and diluted	8,265,255		8,265,255

RYVYL INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Year Ended December 31, 2024
	Historical Ryvyl Inc. (As Reported)	Discontinued Operations of Ryvyl EU (B)	Pro Forma Ryvyl Inc.

Revenue	$55,998	$(37,839)	$18,159
Cost of revenue	33,572	(22,806)	10,766
Gross profit	22,426	(15,033)	7,393

Operating expenses:
Advertising and marketing	95	(29)	66
Research and development	3,848	-	3,848
General and administrative	6,933	(2,032)	4,901
Payroll and payroll taxes	13,836	(4,276)	9,560
Professional fees	4,372	(118)	4,254
Stock compensation expense	624	-	624
Depreciation and amortization	2,264	(253)	2,011
Impairment of goodwill	6,675	-	6,675
Impairment of intangible assets	3,028	-	3,028
Restructuring charges	1,636	-	1,636
Total operating expenses	43,311	(6,708)	36,603

Loss from operations	(20,885)	(8,325)	(29,210)

Other income (expense):
Interest expense	(862)	(7)	(869)
Accretion of debt discount	(2,258)	-	(2,258)
Changes in fair value of derivative liability	14	-	14
Derecognition expense on conversion of convertible debt	(600)	-	(600)
Legal settlement expense	(2,064)	-	(2,064)
Gain on sale of property and equipment	-	-	-
Other income (expense)	970	(715)	255
Total other income (expense), net	(4,800)	(722)	(5,522)

Loss before provision for income taxes	(25,685)	(9,047)	(34,732)
Income tax provision	1,140	(750)	390
Net loss	$(26,825)	$(8,297)	$(35,122)

Comprehensive income statement:
Net loss	(26,825)	(8,297)	(35,122)
Foreign currency translation gain/(loss)	(1,652)	-	(1,652)
Total comprehensive loss	$(28,477)	$(8,297)	$(36,774)

Net loss per share:
Basic and diluted	$(4.01)		$(5.25)
Weighted average number of common shares outstanding:
Basic and diluted	6,694,165		6,694,165

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2025 and for the year ended December 31, 2024, include the following adjustments:

(A)	Reflects the sale of Ryvyl EU pursuant to the SPA and adjustments required to record the consideration received in connection with the sale, and recognition of the estimated loss on sale in retained earnings (accumulated deficit) as if the transaction had occurred as of March 31, 2025.

(i)	Consideration received in connection with the sale consists of the following:

Note payable	$15,000
Accrued interest on note payable	1,117
Total consideration received	$16,117

(ii)	Estimated loss on the sale of Ryvyl EU, assuming the sale occurred as of March 31, 2025:

Total consideration received	$16,117
Net assets sold	(22,824)
Pre-tax loss on sale	(6,708)
Estimated tax expense (benefit) (a)	-
Estimated after-tax loss on sale	$(6,708)

For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated loss recognized in retained earnings (accumulated deficit) is based on the net carrying value of Ryvyl EU as of March 31, 2025 rather than as of the transaction closing date, which is pending as of the date of this prospectus. As a result, the estimated loss reflected herein may differ materially from the actual loss on the sale upon the closing of the transaction because of the differences in the carrying value of assets and liabilities at the closing date.

(a)	For tax purposes, the Company expects to incur a capital loss on the sale of Ryvyl EU but it does not expect to be able to realize any benefit from such loss as it does not anticipate being able to generate offsetting capital gains in the foreseeable future.

(B)	Reflects the reclassification of the operations of Ryvyl EU as a discontinued operation in accordance with ASC 205-20. The Ryvyl EU results were adjusted to exclude shared services allocations that were previously allocated to Ryvyl EU for the year ended December 31, 2024, as they did not meet the discontinued operations criteria. No similar allocations were made to Ryvyl EU for the three months ended March 31, 2025.

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